Exhibit 28(j)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Financial Statements” and “Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the incorporation by reference in this Registration Statement (Form N-1A) (Post-Effective Amendment No. 55 to File No. 33-10754; Amendment No. 57 to File No. 811-04933) of PFM Funds of our report dated August 28, 2014, included in the 2014 Annual Report to shareholders.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

October 29, 2014